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                               SECURITY AGREEMENT


         This Agreement entered into this _ day of February, 1999, by and between SECURFONE AMERICA, INC., a Delaware corporation (the "Debtor"), whose principal office is at 5850 Oberlin Drive, Suite 220, San Diego, California 92121, and TELEDATA WORLD SERVICES, INC., a Nevada corporation with its principal office at 900 Circle 75 Parkway, Suite 205, Atlanta, Georgia 30339 ("Secured Party"), agree as follows:

         SECTION 1. CREATION OF SECURITY INTEREST.

         Debtor hereby grants to Secured Party a security interest in the property described in Section 2 of this Agreement (the "Collateral") to secure performance and payment of (i) that certain Promissory Note in the original amount of $298,000.00 dated February ___, 1999, executed by Debtor and payable to the order of the Secured Party (the "Note"); (ii) all subsequent advances under the Note; (iii) all renewals, extensions, and modifications of the Note; and (iv) all obligations and indebtedness of Debtor to Secured Party of whatever kind and however created, whether presently existing or hereafter arising. All of the foregoing obligations and indebtedness described in this Section 1 shall hereinafter be referred to as the "Secured Indebtedness," and the Note and all other documents evidencing or giving rise to the Secured Indebtedness shall hereinafter be referred to collectively as the "Security Instruments."

         SECTION 2. COLLATERAL.

         As collateral for the Secured Indebtedness, Debtor hereby assigns and grants to Secured Party a lien and security interest in all of the Debtor's following property, wherever located, and whether now owned or hereafter acquired or created:

(a) Accounts, accounts receivable, reimbursement, notes, contracts, contract rights, chattel paper, cash, checks, drafts, documents, instruments, all rights of Debtor to receive payment in money or kind, and other evidence of indebtedness owed to Debtor,

(b) Any and all equipment and inventory;

(c) Customer lists, all documents containing the names, addresses, telephone numbers, and other information regarding the Debtor's customers, subscribers, tapes, programs, printouts, disks, and other material and documents relating to the recording, billing of analyzing of any of the foregoing, and any other right to payment;

(c) Any and all contract and lease rights, including network contracts, customer contracts for the furnishing by Debtor of telecommunication services, and billing and collection contracts, whether evidenced by a document or otherwise;

(d) All telephone account and accounts receivable arising from telecommunication services rendered to an end user prior to the sale, assignment, or transfer of such account (collectively the "End User Accounts") to a regional Bell operating company, a Bell operating company, local exchange company; credit card company or provider of local telephone services (each a "LEC") for billing and collection; and rights in and to any of the telephone receivables, debts, and other amounts

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payable to the Debtor by any LEC, and all cash and non-cash proceeds of the foregoing;

(e) All records and documents relating to any of the foregoing including, without limitation, records of accounts whether in the form of writing, microfilm, microfiche, tape or electronic media; and

(f) All products and proceeds (cash and non-cash) of all of the foregoing, and increases, accessions, renewals, replacements and substitutions of all of the foregoing.

The inclusion of proceeds in this Agreement does not authorize Debtor to sell, dispose of or otherwise use the Collateral in any manner not specifically authorized by this Agreement.

                  SECTION 3. DEBTOR'S REPRESENTATIONS AND WARRANTIES.

                  Debtor hereby represents and warrants to Secured Party as follows:

                  3.1 CLEAR TITLE TO COLLATERAL. Debtor is the sole owner of the Collateral, having good and marketable title thereto, free and clear of any and all liens, encumbrances, claims, or rights of others created by any acts or omissions of Debtor, except for the security interest granted to Secured Party.

                  3.2 FIRST PRIORITY LIEN. This Agreement constitutes a valid and continuing lien on an security interest in the Collateral in favor of Secured Party, prior to all other liens, encumbrances, security interests and rights of others arising from any acts or omissions of Debtor, and is enforceable as such as against creditors of and purchaser from Debtor.

                  SECTION 4. EVENTS OF DEFAULT.

                  The following events are Events of Default:

                  4.1 FAILURE TO PAY. The Debtor does not pay when due any amount due under any of the Security Instruments or the Debtor otherwise breaches the provisions thereof, and the Debtor fails to cure such nonpayment or other breach within any cure period provided thereunder.

                  4.2 LIMITATIONS REGARDING COLLATERAL. The Debtor sells, transfers leases or otherwise disposes of any of the Collateral, or attempts, offers or contracts to do so, or Debtor creates, permits or suffers to exist any lien, security interest, encumbrance, claim or right in or to the Collateral other than those in favor of Secured Party (the "Other Encumbrances"). Debtor will, at Debtor's sole expense, defend the Collateral against and take such other action as is necessary to remove such Other Encumbrances and defend the right, title and interest of Secured Party in and to any of Debtor's rights to the Collateral, including without limitation any proceeds and products thereof, against the claims and demands of all persons.

                  4.3 MISREPRESENTATION. Any representation or warrant made by the Debtor herein or in any of the Security Instruments proves to have been untrue in any material respect, or any representation, statement (including Financial Statements), certificate or data furnished or made by the Debtor (or any officer, accountant or attorney of the Debtor) hereunder or under any of the Security Instruments proves to have been untrue in any material respect, as of the date as of which the facts therein set forth were stated or certified.


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                  4.4 IMPAIRMENT OF COLLATERAL. Secured Party, in good faith, considers any Collateral to be unsafe or in such danger of misuse that Secured Party's prospect of or right to payment or performance under this Agreement or any instrument or agreement required hereunder or under any other agreement between Secured Party and Debtor is materially impaired.

                  4.5 CROSS DEFAULT. The Debtor breaches, defaults, or commits an event of default under any other agreement, document or instrument between Secured Party and Debtor and Debtor fails to cure such breach, default or event of default within any cure period provided thereunder.

                  4.6 CHANGE OF NAME OR CHIEF EXECUTIVE OFFICE. Debtor changes its name, or its Chief Executive Office, or changes its corporate structure in any way that would make filed financing statements misleading without giving Secured Party at least thirty (30) days advance written notice of such change or move, and ensuring that any steps necessary to continue the perfection and priority of Secured Party's security interest in the Collateral shall have been taken, all at Debtor's expense. 4.7 Opportunity to Cure. Any Event of Default described in Section 4.2 and 4.4 may be cured within five (5) calendar days after notice by Secured Party, which notice to Debtor may be verbal or written.

                  SECTION 5. SECURED PARTY'S RIGHTS.

                  5.1 RIGHTS OF SECURED PARTY UPON DEFAULT. If there is an Event of Default which the Debtor fails to cure within any applicable cure period, the Secured Party may, at its option and at any time thereafter:

(a) Declare the entire aggregate amount of the Secured Indebtedness then outstanding and the interest and other fees and expenses accrued thereon, and all other obligations of Debtor to Secured Party to be immediately due and payable without notice and without presentment, demand, protest, notice of protest, or other notice of default or dishonor of any kind, all of which are hereby expressly waived by the Debtor;

(b) require Debtor to assemble the Collateral, including any books and records pertaining to the Collateral, and make them available to Secured Party at a place designated by Secured Party;

(c) notify any account debtor, any buyers of the Collateral, and any other person of Secured Party's interest in the Collateral;

(d) request confirmation from any account debtor of the status of the account upon which the account debtor is obligated;

(e) without prior notice to Debtor, demand and collect any payments and proceeds of the accounts directly from the account debtors;

(f) require Debtor to obtain Secured Party's prior written consent to any sale, agreement to sell, or other disposition of any Collateral;


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(g) remedy any default or waive any default without waiving the default remedies and without waiving any other prior or subsequent default;

(h) take such measures as Secured Party may deem necessary or advisable to take possession of, hold, preserve, process, assemble, insure, collect on, prepare for sale or lease, market for sale or lease, sell or lease, or otherwise dispose of any Collateral;

(i) endorse or sign the name of Debtor on all checks, drafts, collections, receipts and other documents, and taken possession of and open the mail addressed to Debtor and remove therefrom any payments and proceeds of the Collateral;

(j) use or transfer, without any additional consideration to Debtor, any of Debtor's rights and interests in any intellectual property, including but not limited to patents, now owned or hereafter acquired by Debtor, if Secured Party deems such use or transfer necessary or advisable in order to take possession of, hold, preserve, process, assemble, prepare for sale or lease, market for sale or lease, or otherwise dispose of, any Collateral; and

(k) have a receiver appointed by any court of competent jurisdiction to take possession of and protect the value of the Collateral.

Debtor hereby constitutes and appoints Secured Party as Debtor's attorney-in-fact to perform all acts and execute all documents in connection with the remedies described in this Agreement. This power of attorney is coupled with an interest and shall be irrevocable.

                  5.2 FURTHER DOCUMENTATION; PLEDGE OF INSTRUMENTS. At any time and from time to time, upon the written request of Secured Party, and at the sole expense of Debtor, Debtor promptly and duly shall execute, deliver and record any documents, instruments, agreements and amendments, and take all such flurther action as Secured Party may reasonably deem desirable in obtaining the full benefits of this Agreement and of the rights and powers herein granted, including, without limitation, the filing of any financing statements or amendments under the applicable Uniform Commercial Code. Debtor hereby also authorizes Secured Party to file any such financing statement or amendment thereto, without the signature of Debtor, or with a copy or telecopy of Debtor's signature, to the extent permitted by applicable law, or to execute any financing statement or amendment thereof on behalf of Debtor as Debtor's attorney-in-fact.

                  5.3 RIGHTS UNDER UNIFORM COMMERCIAL CODE. Without limiting any of Secured Party's rights and remedies under this Agreement, Secured Party may enforce the security interest and other liens aiven hereunder, and under all Security Instruments and documents referred to herein or contemplated hereby, pursuant to the applicable Uniform Commercial Code and any other applicable law including all legal and equitable remedies available to lenders generally.


                  5.4 PAYMENTS OF TAXES AND INSURANCE. If Debtor fails to pay any taxes, assessments, insurance premiums, or other amounts due to third parties as required by Debtor on the Collateral, Secured Party may in its discretion, and without prior notice to Debtor make any such payment. Any payments made by Secured Party under this paragraph shall not constitute (i) an agreement by Secured Party to make similar payments in the future; or (ii) a waiver by Secured Party of any Event


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of Default under this Agreement. Secured Party need not inquire as to, or contest the validity of, any such expense, tax, security interest, encumbrance or lien, and the receipt of the notice for the payment thereof shall be conclusive evidence that the same was validly due and owing. Debtor agrees to pay Secured Party, on demand, each payment made by Secured Party under this paragraph together with a late fee, if any, provided in the Service Agreement.

                  5.5 RIGHTS AND REMEDIES ARE CUMULATIVE. All rights and remedies provided herein are cumulative and may be exercised singly or concurrently, and are not exclusive of any rights or remedies otherwise provided by law. Any single or partial exercise of any right or remedy shall not preclude the further exercise thereof or the exercise of any other right or remedy.

                  5.6 SELF-HELP REMEDIES. SECURED PARTY MAY ENFORCE ITS RIGHTS UNDER THIS AGREEMENT WITHOUT RESORT TO PRIOR JUDICIAL PROCESS OR JUDICIAL HEARING, AND DEBTOR EXPRESSLY WAIVES, RENOUNCES, AND KNOWINGLY RELINQUISHES ANY LEGAL RIGHT WHICH MIGHT OTHERWISE REQUIRE SECURED PARTY TO ENFORCE ITS RIGHTS BY JUDICIAL PROCESS. NOTHING IN THIS AGREEMENT IS INTENDED TO PREVENT DEBTOR OR SECURED PARTY FROM RESORTING TO JUDICIAL PROCESS AT SUCH PARTY'S OPTION.

                  5.7 SALE OR DISPOSITION OF COLLATERAL. Without limiting the generality of the foregoing, if there is an Event of Default which the Debtor fails to cure within any applicable cure period, the Secured Party may, at its option and at any time thereafter, without further demand of performance or other demand, advertisement or notice of any kind (except the notice specified below of time and place and public or private sale) to or upon Debtor or any other person (all and each of which demands, advertisements and/or notices are hereby expressly waived), may forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, lease, assign, give option or options to purchase, or sell or otherwise dispose of and deliver said Collateral (or contract to do so), or any part thereof, in one or more parcels at public or private sale or sales, at any exchange, broker's board or at any of Secured Party's offices or elsewhere at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. Secured Party shall have the right upon any such public sale or sales, and to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of said Collateral so sold, free of any right or equity of redemption in Debtor. To the extent permitted by applicable law, Debtor waives all claims, damages, and demands against Secured Party arising out of the lawful repossession, retention or sale of the Collateral in accordance with the terms hereof.

                  5.8 NOTICE OF SALE. Debtor agrees that Secured Party need not give more than ten (10) days' notice of the time and place of any public sale or of the time after which a private sale may take place and that such notice is reasonable notification of such matters.

                  5.9 APPLICATION OF SALE PROCEEDS. Secured Party shall apply the net proceeds of any such collection, recovery, receipt, appropriation, realization or sale, after deducting all reasonable costs and expenses of every kind incurred therein or incidental to the care, safekeeping or otherwise of any or all of the Collateral or in any way relating to the rights of Secured Party hereunder, including reasonable attorneys' fees and legal expenses, to the payment in whole or in part of the Secured


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Indebtedness to Debtor, in such order as Secured Party may elect, Debtor remaining liable for any deficiency remaining unpaid after such application and the reasonable fees of any attorneys employed by Secured Party to collect such deficiency, and only after so applying such net proceeds and after the payment by Secured Party of any other amount required by any provision of law, including Section 9.504(l) of the Uniform Commercial Code, need Secured Party account for the surplus, if any, to Debtor.

                  5.10 INSPECTION OF RECORDS. Secured Party and any of its employees and agents may enter upon Debtor's premises at any reasonable time to inspect Debtor's books and records pertaining to the Collateral.

                  5. 11 NO CONSEQUENTIAL DAMAGE. SECURED PARTY SHALL NOT BE LIABLE FOR ANY CONSEQUENTIAL, SPECIAL, INDIRECT OR INCIDENTAL DAMAGES IN CONNECTION WITH THIS AGREENIENT OR THE COLLATERAL.

                  6.1 NOTICES. Any communications between the parties hereto to be given in writing shall be given by mailing the same, postage prepaid, or by telex, cable facsimile, overnight courier, or personal delivery, to each party at their addresses set forth below or to such other addresses as either party may in writing hereafter indicate. Any communication shall be effective upon the earlier of delivery or five (5) days after sending.

ADDRESS FOR NOTICE AND COMMUNICATIONS ARE:

                  If to the Secured Party:  TeleData World Services, Inc.
                                            900 Circle 75 Parkway
                                            Suite 205
                                            Atlanta, Georgia 30339

                  If to the Debtor:         SecurFone America, Inc.
                                            5850 Oberlin Drive Suite 220
                                            San Diego, CA 92121

or at such other address as any party may hereafter designate for itself by written notice to the other party in the manner herein described.

                  6.2 NO WAIVER; CUMULATIVE REMEDIES. Secured Party shall not be any act, delay, omission or otherwise be deemed to have waived any of its rights or remedies hereunder, and no waiver shall be valid unless in writing, signed by Secured Party. A waiver by Secured Party of any right or remedy hereunder or any one occasion shall not be construed as a bar to any right or remedy which Secured Party would otherwise have had on any future occasion. The rights and remedies hereunder provided are cumulative and may be exercised singly or concurrently, and are not exclusive of any rights and remedies provided by law.

                  6.3 SUCCESSORS AND ASSIGNS. All covenants and agreements herein contained by or on behalf of the Debtor shall bind its successors and assigns and shall inure to the benefit of the Secured


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Party and its successors and assigns. Secured Party's rights under this
Agreement or the indebtedness hereby secured may be assigned from time to time, and in any such case the assignee shall be entitled to all of the rights, privileges and remedies granted in this Agreement to Secured Party. Debtor may not assign this Agreement or any instruments or documents executed in connection herewith or any of the rights of Debtor hereunder without the prior written consent of Secured Party.

                  6.4 GOVERNING LAW. This Agreement shall be construed in accordance with an governed by the laws of the State of Georgia, without regard to the conflict of law provisions.

                  6.5 SEVERABILITY. In the event any one of more of the provisions contained in this Agreement, the Security Instruments, or in any other instrument or document referred to herein or executed in connection with or as security for the Service Agreement, shall, for any reason, be held to be invalid, illegal or unenforceable, such provision(s) shall not affect any other provision of this Agreement, the Service Agreement, the Security Instruments, or any other instrument or document referred to herein or executed in connection with or as security for the Service Agreement.

                  6.6 DEFINED TERMS. Unless otherwise defined in this Agreement, terms used in this Agreement which are defined in the applicable Uniform Commercial Code are used with the meanings as therein defined.

                  6.7 ENTIRE AGREEMENT. This Agreement and all instruments, agreements, and documents attached hereto, referred to herein or executed in connection herewith, integrate all the terms and conditions mentioned herein or incidental hereto, constitute the entire agreement between the parties with respect to the subject matter thereof, and supersede all prior discussions, negotiations and communication whether oral or written. Neither Secured Party nor Debtor shall be bound by any promises, representations, warranties, or affirmations not contained in this Agreement, in an agreement, instrument, or document attached hereto or referred to herein or executed in connection herewith.

         6.8 PARAGRAPH HEADING. Paragraph headings are for reference only and shall not affect the interpretation or meaning of any provision of this Agreement.

                  6.9 ATTORNEYS' FEES. In the event Secured Party retains the services of an attorney to enforce any provision of the Service Agreement, this Agreement, or any other obligation of Debtor to Secured Party, Debtor agrees to pay reasonable attorneys' fees and other costs, expenses, and disbursements, incurred by Secured Party in connection therewith.


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


                  EXECUTED as of this _____ day of February, 1999.


DEBTOR:                            SECURED PARTY:

SECURFONE AMERICA, INC.            TELEDATA WORLD SERVICES, INC.

By: /s/ Paul B. Silverman           By: /s/ Tony Cullen
   ----------------------               ---------------------
Its: CEO                            Its: President and CEO
   ----------------------               ---------------------

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                       ATTACHMENT A TO FINANCING STATEMENT

                  As collateral for the Secured Indebtedness, Debtor hereby assigns and grants to Secured Party a lien and security interest in all of the Debtor's following property, wherever located, and whether now owned or hereafter acquired or created:

         1. Accounts, accounts receivable, reimbursement, notes, contracts, contract rights, chattel paper, cash, checks, drafts, documents, instruments, all rights of Debtor to receive payment in money or kind, and other evidence of indebtedness owed to Debtor;

         2.       Any and all equipment and inventory;

         3. Customer lists, all documents containing the names, addresses, telephone numbers, and other information regarding the Debtor's customers, subscribers, tapes, programs, printouts, disks, and other material and documents relating to the recording, billing of analyzing of any of the foregoing, and any other right to payment;

         4. Any and all contract and lease rights, including network contracts, customer contracts for the furnishing by Debtor of telecommunication services, and billing and collection contracts, whether evidenced by a document or otherwise;

         5. All telephone account and accounts receivable arising from telecommunication services rendered to an end user prior to the sale, assignment, or transfer of such account (collectively the "End User Accounts") to a regional Bell operating company, a Bell operating company, local exchange company; credit card company or provider of local telephone services (each a "LEC") for billing and collection; and rights in and to any of the telephone receivables, debts, and other amounts payable to the Debtor by any LEC, and all cash and non-cash proceeds of the foregoing;

         6. All records and documents relating to any of the foregoing including, without limitation, records of accounts whether in the form of writing, microfilm, microfiche, tape or electronic media; and

         7. All products and proceeds (cash and non-cash) of all of the foregoing, and increases, accessions, renewals, replacements and substitutions of all of the foregoing.